SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___



                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

    A National Banking Association                          36-0899825
                                                         (I.R.S. employer
                                                      identification number)

One First National Plaza, Chicago, Illinois                 60670-0126
      (Address of principal executive offices)              (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)



                           FINOVA CAPITAL CORPORATION
               (Exact name of obligor as specified in its charter)
                                 _____________

               Delaware                                        94-1278569
   (State or other jurisdiction of                         (I.R.S. employer
   incorporation or organization)                       identification number)


               1850 North Central Avenue
               P.O. Box 2209
               Phoenix, Arizona                               85002-2209
(Address of principal executive offices)                      (Zip Code)



                                 Debt Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

               (a)   Name and address of each examining or
               supervising authority to which it is subject.

               Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

               (b)   Whether it is authorized to exercise
               corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

               No such affiliation exists with the trustee.


Item 16.       List of exhibits.   List below all exhibits filed as a
               part of this Statement of Eligibility.

               1. A copy of the articles of association of the trustee now in effect.*

               2. A copy of the certificates of authority of the trustee to commence business.*

               3. A copy of the authorization of the trustee to exercise corporate trust powers.*

               4.     A copy of the existing by-laws of the trustee.*

               5.     Not Applicable.

               6.     The  consent  of  the  trustee  required  by
                      Section 321(b) of the Act.

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8.     Not Applicable.

               9.     Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 14th day of October, 1997.


                             The First National Bank of Chicago,
                             Trustee

                             By            /s/ Richard D. Manella

                                           Richard D. Manella
                                           Vice President and Senior Counsel






* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                October 14, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Finova Capital Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                         Very truly yours,

                                         The First National Bank of Chicago

                                         By:   /s/ Richard D. Manella

                                               Richard D. Manella
                                               Vice President and Senior Counsel

                                    EXHIBIT 7

Legal Title of Bank:         The First National Bank of Chicago        Call Date: 06/30/97        ST-BK: 17-1630 FFIEC 031
Address:                     One First National Plaza, Ste 0303                                                           Page RC-1
City, State  Zip:            Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8
                             ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                C400
                                                                            Dollar Amounts in               ------------
                                                                                 Thousands         RCFD     BIL MIL THOU
                                                                                 ---------         ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1).............                         0081        4,415,563       1.a.
    b. Interest-bearing balances(2)......................................                         0071        7.049,275       1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).........                         1754                0       2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)......                         1773        4,455,173       2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                        1350        4,604,233       3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)................................................................  RCFD 2122 24,185,099                               4.a.
    b. LESS: Allowance for loan and lease losses.........................  RCFD 3123    423,419                               4.b.
    c. LESS: Allocated transfer risk reserve.............................  RCFD 3128          0                               4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)..............................                         2125       23,761,680       4.d.
5.  Trading assets (from Schedule RD-D)..................................                         3545        6.930.216       5.
6.  Premises and fixed assets (including capitalized leases).............                         2145          705,704       6.
7.  Other real estate owned (from Schedule RC-M).........................                         2150            7,960       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).......................................                         2130           64,504       8.
9.  Customers' liability to this bank on acceptances outstanding.........                         2155          562,251       9.
10. Intangible assets (from Schedule RC-M)...............................                         2143          283,716      10.
11. Other assets (from Schedule RC-F)....................................                         2160        1,997,778      11.
12. Total assets (sum of items 1 through 11).............................                         2170       54,837,423      12.

---------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:         The First National Bank of Chicago        Call Date:  06/30/97       ST-BK:  17-1630 FFIEC 031
Address:                     One First National Plaza, Ste 0303                                                           Page RC-2
City, State  Zip:            Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8
                             ---------

Schedule RC-Continued

                                                                        Dollar Amounts in
                                                                            Thousands                     Bil Mil Thou
                                                                            ---------                     ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)...................................                          RCON 2200   21,852,164        13.a
       (1) Noninterest-bearing(1)....................................   RCON 6631  9,474,510                                 13.a.1
       (2) Interest-bearing..........................................   RCON 6636 12,377,654                                 13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)............................                          RCFN 2200   13,756,280        13.b.
       (1) Noninterest bearing.......................................   RCFN 6631    330,030                                 13.b.1
       (2) Interest-bearing..........................................   RCFN 6636 13,426,250                                 13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                             RCFD 2800    3.827,159        14
15. a. Demand notes issued to the U.S. Treasury                                                RCON 2840       40,307        15.a
    b. Trading Liabilities(from Schedule RC-D).......................                          RCFD 3548    4,985,577        15.b
16. Other borrowed money:
    a. With original maturity of one year or less....................                          RCFD 2332    2,337,018        16.a
    b. With original  maturity of than one year through three years..                               A547      265,393        16.b
 .   c.  With a remaining maturity of more than three years ..........                               A548      322,175        16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding..........                          RCFD 2920      562,251        18
19. Subordinated notes and debentures (2)............................                          RCFD 3200    1,700,000        19
20. Other liabilities (from Schedule RC-G)...........................                          RCFD 2930      929,875        20
21. Total liabilities (sum of items 13 through 20)...................                          RCFD 2948   50,618,199        21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus....................                          RCFD 3838            0        23
24. Common stock.....................................................                          RCFD 3230      200,858        24
25. Surplus (exclude all surplus related to preferred stock).........                          RCFD 3839    2,948,616        25
26. a. Undivided profits and capital reserves........................                          RCFD 3632    1,059,214        26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities....................................................                          RCFD 8434       12,788        26.b.
27. Cumulative foreign currency translation adjustments..............                          RCFD 3284       (2,252)       27
28. Total equity capital (sum of items 23 through 27)................                          RCFD 3210    4,219,224        28
29. Total liabilities and equity capital (sum of items 21 and 28)....                          RCFD 3300   54,837,423        29

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most
     comprehensive level of auditing work performed for the bank by independent external                  Number
     auditors as of any date during 1996 ......................................... RCFD 6724 . ...        N/A.             M.1.

1 =  Independent audit of the bank conducted in accordance           4 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank            authority)
2 =  Independent audit of the bank's parent holding company          5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing             auditors
     standards by a certified public accounting firm which           6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                 auditors
     (but not on the bank separately)                                7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                 8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits. (2) Includes limited-life preferred stock and related surplus.
                                        6